UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
August 28, 2009
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Erik E. Prusch was appointed as the new Chief Financial Officer of Clearwire Corporation (the “Company”) on August 31, 2009. Mr. Prusch served as President and Chief Executive Officer of Borland Software Corporation from December 2008 until July 2009, and prior to that he served as Chief Financial Officer of Borland from November 2006 to December 2008. From January 2004 to November 2006 he served as Vice President, Finance at Intuit, Inc.
     Pursuant to an offer letter, Mr. Prusch’s initial salary will be $475,000, with a target bonus of $475,000, a signing bonus of $100,000 and initial equity grants of 200,000 restricted stock units (“RSUs”) and 300,000 stock options, both convertible into shares of Class A common stock of the Company. The RSUs and options will vest in equal annual installments over a four year period. The offer letter also provides that Mr. Prusch will receive a severance payout equivalent to one year’s salary and bonus if he is terminated other than for cause or terminates his employment for good reason. If Mr. Prusch is terminated other than for cause or terminates his employment for good reason in connection with a change in control of the Company, he will receive a cash severance equal to 150% of one year’s salary and bonus. A copy of Mr. Prusch’s offer letter is attached to this report as Exhibit 10.1. Additionally, Mr. Prusch has executed the Company’s standard Employee Confidentiality and Intellectual Property Agreement (the “Non-compete Agreement”), which prevents him from competing against the Company or attempting to solicit employees of the Company for one year after the termination of his employment, for any reason. A form of the Company’s Non- Compete Agreement was previously filed as Exhibit 10.69 on the Company’s Registration Statement on Form S-4, as amended (File No. 333-153128).
     On August 28, 2009, David Sach left his position as Chief Financial Officer of the Company to pursue other opportunities. Additionally, Scott Richardson notified the Company of his intention to resign his position as Chief Strategy Officer for the Company. He will continue to serve as a strategic advisor to the Company. The details of the final compensation packages of Mr. Sach and Mr. Richardson are still being completed, and will be disclosed once they are finalized.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Offer Letter Agreement dated August 24, 2009 between Clearwire Corporation and Erik E. Prusch.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: September 3, 2009	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel